                               POWER OF ATTORNEY

      The undersigned constitutes and appoints Chantel Jordan, Paul Weibel, Eric
Johnson, John Niedzwiecki, and Luisa Patoni, and each of them individually, as the undersigned's true and lawful attorneys-in-fact and agents for the undersigned and in the undersigned's name, place and stead, to:

      1.  prepare, sign, and submit to the Securities and Exchange Commission
(the "SEC") on its Electronic Data Gathering, Analysis, and Retrieval Filer
Management website a Form ID application, including any amendments and exhibits thereto, and any other related documents as may be necessary or appropriate, to obtain from the SEC access codes to permit filing on the SEC's EDGAR system, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done as required by any rule or regulation of the SEC and the EDGAR Filer Manual as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents  may lawfully do or cause to be done by virtue hereof; and

      2. sign any and all SEC statements of beneficial ownership of securities of the undersigned relating to 5E Advanced Materials, Inc. (the
"Company") on Schedule 13D as required under Section 13 and Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, as amended, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, the Company, and any stock exchange on which any of the Company's securities are listed, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done under said Section
13 and Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      A copy of this power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-
in-fact.

      The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file a Form ID, Schedule 13Ds and Forms 3, 4 and 5 with the SEC.

Dated: October 13, 2022

                                                /s/  Patricia Mishic O'Brien
                                               ---------------------------------
                                                 Patricia Mishic O'Brien